UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 08, 2024

Peak Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39951	85-2448157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 Hopyard Road Suite 100
Pleasanton, California		94588
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 925 463-4800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PKBO	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2024, the Board of Directors of Peak Bio, Inc. (the “Company”) appointed Sandip Patel as a director of the Company. Mr. Patel was also appointed to serve as a Class III Director and was appointed to the Company’s Audit Committee as the chairperson.

There are no arrangements or understandings between Mr. Patel and any other persons pursuant to which he was chosen as a director of the Company. There are no family relationships between Mr. Patel and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer.

Pursuant to disclosures required under Item 404(a) of U.S. Securities and Exchange Commission (the “SEC”) Regulation S-K, Mr. Patel participated in the financing on May 28, 2024 and July 12, 2024 for an aggregate amount of $275,500. The terms of the May 28, 2024 financing were previously disclosed by the Company on its Current Report on Form 8-K filed with the SEC on June 7, 2024. The terms of the July 12, 2024 financing were previously disclosed by the Company on its Current Report on Form 8-K filed with the SEC on July 17, 2024.

Mr. Patel currently holds public and private investments in a wide range of industries with a focus on medical devices, biotechnology, healthcare services and related technologies, as well as FinTech and related services. He currently serves as a member of the board of directors for Quantum Fintech Acquisition Corp and has been involved in the formation, acquisition, development, growth, and liquidity events related to companies in the healthcare, insurance and financial services fields. Mr. Patel is also a co-founding shareholder of AtlasBanc, and was a co-founding shareholder, and board member of Anderen Bank. He served on the board of directors for Avatar Property and Casualty Insurance Company, a Florida-based homeowners insurance company. Mr. Patel was the founder, President and Chief Executive Officer of the Orion group of companies, a real estate development company. Mr. Patel oversaw legal, regulatory and governmental affairs on behalf of WellCare, while serving as its General Counsel and as a partner in the company. Mr. Patel negotiated the sale of a majority of WellCare to a large private equity fund. Mr. Patel received his JD degree from the Stetson University College of Law, and a B.B.A in Finance from the University of Georgia. The Company’s Board of Directors believes Mr. Patel’s significant experience advising biopharmaceutical companies, including in M&A and finance, qualifies him to serve the Board of Directors and Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAK BIO, INC.

Date:	August 14, 2024	By:	/s/ Stephen LaMond
Stephen LaMond, Interim Chief Executive Officer